Exhibit 99.1

Vision-Sciences, Inc. Announces $8.8 Million in Revenue for the First Nine Months of Fiscal 2010

ORANGEBURG, N.Y., February 11, 2009 -- Vision-Sciences, Inc., (Nasdaq:VSCI) today announced results for its third quarter and first nine months of fiscal 2010, ended December 31, 2009.  For the third quarter of fiscal 2010, revenues were $2.6 million, a decrease of $1.0 million, or 28%, from the third quarter of fiscal 2009, ended December 31, 2008.  For the first nine months of fiscal 2010, revenues were $8.8 million, a decrease of $0.3 million, or 3%, from the first nine months of fiscal 2009.  Loss from operations in the third quarter of fiscal 2010 was $3.2 million compared to $3.1 million in the third quarter of fiscal 2009, an increase of $0.1 million. Loss from operations in the first nine months of fiscal 2010 was $8.8 million compared to $10.1 million in the first nine months of fiscal 2009, a decrease of $1.3 million.

Abbreviated results (in thousands, except for per share data and percentages) for the third quarter and first nine months of fiscal 2010 and 2009 were as follows:

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2009	2008	Difference	%	2009	2008	Difference	%
Net sales	$2,600	$3,610	$(1,010)	-28%	$8,807	$9,091	$(284)	-3%
Loss from operations	(3,228)	(3,140)	(88)	-3%	(8,847)	(10,119)	1,272	13%
Net loss	(3,234)	(3,063)	(171)	-6%	(8,872)	(5,679)	(3,193)	-56%
Net loss per share - basic and diluted	$(0.09)	$(0.08)	$(0.01)	-13%	$(0.24)	$(0.16)	$(0.08)	-50%

Please refer to the attached balance sheet and statement of operations for more detail.

The increase in loss from operations of $0.1 million in the third quarter of fiscal 2010 was primarily attributable to lower gross profit of $0.4 million and one-time termination costs for our former Chief Executive Officer (“CEO”) of $0.5 million, offset by a reduction in research and development (“R&D”) expenses of $0.8 million. The decrease in loss from operations of $1.3 million in the first nine months of fiscal 2010 was primarily attributable to a reduction in R&D expenses of $1.8 million.

Net loss for the third quarter of fiscal 2010 was $3.2 million, or $0.09 per basic and diluted share, compared to a net loss of $3.1 million, or $0.08 per basic and diluted share, in the third quarter of fiscal 2009.  The increase in net loss for the third quarter of fiscal 2010 was primarily attributable to lower gross profit and one-time termination costs of our former CEO, offset by a reduction in R&D expenses, as listed above.  Net loss for the first nine months of fiscal 2010 was $8.9 million, or $0.24 per diluted share, compared to a net loss of $5.7 million, or $0.16 per diluted share, in the first nine months of fiscal 2009.  The increase in net loss for the first nine months of fiscal 2010 was primarily attributable to the receipt of payments from Medtronic Xomed Inc. (“Medtronic”) and recognition of an associated gain of $5.0 million, net of direct costs, in the first nine months of fiscal 2009 for the sale of our ENT (ear-nose-throat) EndoSheath® disposable product line to them in March 2007.  The reduction in R&D expenses of $1.8 million in the first nine months of fiscal 2010 partially offsets the favorable impact of the gain on the results for the first nine months of fiscal 2009.

Medical sales decreased from $2.8 million in the third quarter of fiscal 2009 to $1.8 million in the third quarter of fiscal 2010, or by 34%, while industrial sales for the same period remained relatively flat at $0.8 million.  Within medical sales:

•	ENT and TNE (trans-nasal esophagoscopy) sales decreased from $1.9 million to $0.6 million, or by 71%;
•	Urology sales increased from $0.2 million to $0.4 million, or by 87%;
•	Bronchoscopy sales were $0.1 million (the video bronchoscope was launched at the end of the first quarter of fiscal 2010);
•	We recorded $0.2 million in connection with the milestone achievement for delivery of the first working prototype of the SpineView spinoscope; and,
•	Repairs, peripherals, and accessories sales decreased from $0.6 million to $0.5 million, or by 18%.

Medical sales decreased from $6.9 million in the first nine months of fiscal 2009 to $6.7 million in the first nine months of fiscal 2010, or by 3%, and industrial sales for the same period decreased from $2.2 million to $2.1 million, or by 3%.  Within medical sales:

•	ENT and TNE sales decreased from $3.9 million to $2.7 million, or by 29%;
•	Urology sales increased from $1.5 million to $1.7 million, or by 10%;
•	Bronchoscopy sales were $0.4 million (the video bronchoscope was launched at the end of the first quarter of fiscal 2010);
•	We recorded $0.2 million in connection with the milestone achievement for delivery of the first working prototype of the SpineView spinoscope; and,
•	Repairs, peripherals, and accessories sales increased from $1.5 million to $1.6 million, or by 7%.

Net sales detail (in thousands, except for percentages) for the third quarter and first nine months of fiscal 2010 and 2009 were as follows:

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
Market/Category	2009	2008	Difference	%	2009	2008	Difference	%
ENT and TNE	$550	$1,894	$(1,344)	-71%	$2,744	$3,880	$(1,136)	-29%
Urology	444	237	207	87%	1,702	1,543	159	10%
Bronchoscopy	94	-	94	100%	426	-	426	100%
SpineView milestone	225	-	225	100%	225	-	225	100%
Repairs, peripherals, and accessories	529	645	(116)	-18%	1,598	1,494	104	7%
Total medical sales	1,842	2,776	(934)	-34%	6,695	6,917	(222)	-3%
Borescopes	610	664	(54)	-8%	1,581	1,569	12	1%
Repairs	148	170	(22)	-13%	531	605	(74)	-12%
Total industrial sales	758	834	(76)	-9%	2,112	2,174	(62)	-3%
Total sales	$2,600	$3,610	$(1,010)	-28%	$8,807	$9,091	$(284)	-3%

Within the ENT area, we manufacture ENT endoscopes and have sold these scopes exclusively to Medtronic for use by ENT physicians. Medtronic will no longer serve as the distributor for our ENT endoscopes. Medtronic and we have agreed to a transition period through April 1, 2010 during which time we will continue to support the Medtronic sales force and Medtronic will assist us in transitioning Medtronic’s customer service needs directly to us, among other items.  After April 1, 2010, we will sell our ENT endoscopes through our direct sales force in the U.S. and through distributors internationally.

Warren Bielke, our interim Chief Executive Officer stated “We had a challenging quarter with respect to sales; however, with our strong product portfolio we are positioned to transform Vision-Sciences from an R&D-focused company to a sales and marketing-driven company with revenue growth and improved margins. With the end of the exclusive Medtronic distribution agreement, we will sell our ENT endoscopes directly to end users which should have an additional positive impact on our top- and bottom-line results.”

Vision-Sciences will host a conference call to discuss third quarter and first nine month results and provide an update on the company on February 12, 2010 at 8:30 am EST.  The dial-in number for the call is 888.352.6803.  Please dial in five minutes prior to the call to register. A recording of the call will be available through February 19, 2010.  The replay dial-in is 888.203.1112.  The replay pass code is 1710643.  The call may also be accessed via a live audio webcast available in the investor relations section of Vision-Sciences website at www.visionsciences.com. The audio webcast of the call will be archived and available for replay through the website.

Vision-Sciences, Inc. designs, develops, manufactures and markets unique flexible endoscopic products utilizing sterile disposable sheaths, the Slide-On® EndoSheath® Technology, which provide the users quick, efficient product turnover while ensuring the patient a contaminant-free product.

Except for the historical information provided, the matters discussed in this release include forward-looking statements for the purposes of the safe harbor protections under The Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management “believes,” “expects,” “allows,” “anticipates,” or other words or phrases of similar import.  Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements.  Other risk factors are detailed in our most recent annual report and other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements as a result of new information or future events or developments.

Vision-Sciences owns the registered trademarks Vision Sciences®, Slide-On®, EndoSheath® and The Vision System®.  Information about Vision-Sciences' products is available at www.visionsciences.com.

CONTACT:	Vision-Sciences, Inc.
Katherine Wolf, CFO & EVP Corporate Development
845-365-0600

VISION-SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,	March 31,
	2009	2009
ASSETS	( unaudited )
Current assets:
Cash and cash equivalents	$394	$1,975
Short-term investments	2,112	7,948
Accounts receivable, net of allowance for doubtful accounts of $357
and $283, respectively	1,244	1,818
Inventories, net	5,262	5,486
Prepaid expenses and other current assets	634	397
Current assets of discontinued operations	-	9
Total current assets	9,646	17,633

Property and equipment, at cost:
Machinery and equipment	3,389	3,069
Furniture and fixtures	225	132
Leasehold improvements	351	163
	3,965	3,364
Less—accumulated depreciation and amortization	2,065	1,576
Total property and equipment, net	1,900	1,788
Other assets, net of accumulated amortization of $82 and $76,
respectively	84	65
Deferred debt cost, net	209	-
Total assets	$11,839	$19,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations	$39	$61
Accounts payable	720	1,014
Accrued expenses	2,081	1,966
Current liabilities of discontinued operations	-	6
Total current liabilities	2,840	3,047
Capital lease obligations, net of current portion	19	28
Total liabilities	2,859	3,075

Commitments and Contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.01 par value—
Authorized—5,000,000 shares
issued and outstanding—none	-	-
Common stock, $0.01 par value—
Authorized—50,000,000 shares
issued and outstanding—36,855,776 shares and 36,817,941 shares
at December 31, 2009 and March 31, 2009, respectively	369	368
Additional paid-in capital	81,471	80,031
Accumulated deficit	(72,860)	(63,988)
Total stockholders’ equity	8,980	16,411
Total liabilities and stockholders’ equity	$11,839	$19,486

VISION-SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008*	2009	2008*

Net sales	$2,600	$3,610	$8,807	$9,091
Cost of sales	2,250	2,845	7,204	7,452
Gross profit	350	765	1,603	1,639

Selling, general, and administrative expenses	2,919	2,427	8,108	7,693
Research and development expenses	659	1,478	2,342	4,163
Restructuring charge reversal	-	-	-	(98)
Loss from operations	(3,228)	(3,140)	(8,847)	(10,119)

Interest income	14	85	85	237
Interest expense	(6)	-	(52)	(16)
Debt cost expense	(12)	-	(12)	-
Other, net	-	12	(28)	36
Gain on sale of product line, net of direct costs	-	-	-	4,985
Loss before provision for income taxes	(3,232)	(3,043)	(8,854)	(4,877)
Provision for income taxes	2	10	18	19
Net loss from continuing operations	(3,234)	(3,053)	(8,872)	(4,896)
Net loss from discontinued operations	-	(10)	-	(783)
Net loss	$(3,234)	$(3,063)	$(8,872)	$(5,679)

Net loss per common share - basic and diluted:
Continuing operations	$(0.09)	$(0.08)	$(0.24)	$(0.14)
Discontinued operations	-	-	-	(0.02)
Net loss per common share - basic and diluted	$(0.09)	$(0.08)	$(0.24)	$(0.16)
Shares used in computing net loss
per common share	36,855,429	36,754,852	36,852,628	36,208,808

* The condensed consolidated statements of operations for the three and nine months ended December 31, 2008 have been reclassified to reflect discontinued operations of our health services segment.